ERNST & YOUNG LLP                                            EXHIBIT 15.1

                                                         1700 Liberty Tower
                                                         100 North Broadway
                                                   Oklahoma City, OK  73102
                                                       Phone:  405 278 6800
                                                         Fax:  405 278 6823


November 9, 1994




The Board of Directors
LSB Industries, Inc.

We are aware of the incorporation by reference in the Registration Statement (Form S-8 No. 33-8302) of LSB Industries, Inc. for the registration of 2,850,000 shares of its common stock of our report dated November 9, 1994 relating to the unaudited condensed consolidated interim financial statements of LSB Industries, Inc. which are included in its Form 10-Q for the quarter ended September 30, 1994.

Pursuant to Rule 436(c) of the Securities Act of 1933 our report is not a part of the registration statement prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.


                                          Very truly yours,



                                          Ernst & Young LLP